Exhibit 99.1

Post Holdings Announces Redemption of $840.0 Million of 5.75% Senior Notes Due March 2027

ST. LOUIS, March 2, 2022 – Post Holdings, Inc. (NYSE:POST) (“Post”) today announced it intends to redeem $840.0 million in aggregate principal amount, or approximately 65%, of the outstanding 5.75% senior notes due March 2027 (CUSIP 737446AM6, U7318UAL6 and U7318UAM4) (the “Notes”) on March 17, 2022 (the “redemption date”). The Notes will be redeemed at a redemption price of 102.875% of the principal amount of the Notes, plus accrued and unpaid interest for each day from March 1, 2022 to, but excluding, the redemption date. Beginning on the redemption date, the Notes that are redeemed will no longer be deemed outstanding and will no longer accrue interest. Wells Fargo Bank, National Association, is the trustee for the Notes.

Post’s partial redemption of the Notes is subject to the satisfaction or waiver, in its discretion, of the following conditions: (i) the consummation of transactions set forth in the transaction agreement Post entered into in October 2021, and amended in February 2022, generally providing for Post’s previously announced spin-off of 80.1% of its interest in BellRing Distribution, LLC (“BellRing”) to Post shareholders, including certain financing transactions, resulting in the receipt by Post of an amount that is sufficient, in Post’s discretion, to effect the partial redemption of the Notes; and (ii) the deposit of the redemption amount with the trustee on or prior to the redemption date.

This press release does not constitute a notice of redemption with respect to the Notes to be redeemed.

Cautionary Statement on Forward-Looking Language

Certain matters discussed in this press release are forward-looking statements. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include statements regarding the partial redemption of the Notes, including the amount of the Notes to be redeemed, and Post’s proposed distribution of a significant portion of its interest in New BellRing to Post shareholders, including the amount of New BellRing equity Post intends to distribute and the form of the distribution. There is no assurance that the proposed redemption or the proposed distribution will be completed as anticipated or at all, and there are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the forward-looking statements made herein, including risks relating to unanticipated developments that prevent, delay or negatively impact the proposed redemption or the proposed distribution, the ongoing conflict in Ukraine, the rapidly changing situation related to the COVID-19 pandemic and other financial, operational and legal risks and uncertainties described in Post’s filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements represent Post’s judgment as of the date of this release. Post disclaims, however, any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

This release does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction, New BellRing (as BellRing Distribution, LLC) has filed a registration statement of New BellRing on Form S-4 (File No. 333-261741) with the SEC, which contains a prospectus of New BellRing and a definitive proxy statement of BellRing, dated February 3, 2022, and a registration statement of New BellRing on Form S-4/S-1 (File No. 333-261873) with the SEC, which contains a prospectus of New BellRing, dated February 14, 2022. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS/ PROSPECTUSES, PROXY STATEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, ANY AMENDMENTS OR SUPPLEMENTS TO THESE FILINGS, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEW BELLRING, BELLRING BRANDS, INC. (“BELLRING”) AND THE PROPOSED TRANSACTION. The registration statements were declared effective by the SEC on February 3, 2022, and a definitive proxy statement/prospectus was mailed on or about February 3, 2022 to stockholders of BellRing seeking that such stockholders adopt the definitive agreement for the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge from the SEC’s website, www.sec.gov, Post’s website, www.postholdings.com, or BellRing’s website, www.bellring.com.

The transaction and distribution of this release may be restricted by law in certain jurisdictions and persons who come into possession of any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made, directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Participants in a Solicitation

Post, BellRing, New BellRing and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from BellRing’s stockholders with respect to the approvals required to complete the proposed transaction. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the proposed transaction, by security holdings or otherwise, is set forth in BellRing’s definitive proxy statement filed with the SEC. Information regarding the directors and executive officers of Post is available in its definitive proxy statement, which was filed with the SEC on December 6, 2021. Information regarding the directors and executive officers of BellRing is available in its definitive proxy statement, which was filed with the SEC on December 29, 2021, and its definitive proxy statement relating to the proposed transaction, which was filed with the SEC on February 3, 2022. Free copies of these documents may be obtained as described above.

About Post Holdings, Inc.

Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient and convenient nutrition food categories.

Contact:

Investor Relations

Jennifer Meyer

jennifer.meyer@postholdings.com

(314) 644-7665

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